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                                                                    Exhibit 99.5


February 13, 2002

Board of Directors
CERBCO, Inc.
3421 Pennsy Drive
Landover, MD  20785

Attention:  The Corporate Executive Committee (the "CEC")
            George Wm. Erikson, Chairman
            Robert W. Erikson, President

Gentlemen:

We hereby consent to (i) the use of our opinion letter to The Corporate Executive Committee (the "CEC") included as Appendix B to the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed Recapitalization; and (ii) the references to such opinion in such Proxy Statement-Prospectus under the captions Opinion of CERBCO's Financial Advisor and Opinion of Janney Montgomery Scott LLC. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term experts as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

JANNEY MONTGOMERY SCOTT LLC



/s/ William J. Barrett
----------------------
William J. Barrett
Senior Vice President

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